Exhibit 10.13
EXECUTIVE STOCK OPTION AGREEMENT
Award Granted to (“Participant”):
Effective Date (“Effective Date”):
Number of Shares (“Shares”):
Exercise Price (“Exercise Price”)
     THIS AGREEMENT, made as of the Effective Date, by and between Wright Medical Group, Inc., a Delaware corporation formerly known as Wright Acquisition Holdings, Inc. (the “Company”), and the Participant.
WITNESSETH:
     WHEREAS, the Company desires to afford the Participant the opportunity to acquire ownership of the Company’s common stock, par value $.01 per share (“Common Stock”), so that he may have a direct proprietary interest in the Company’s success.
     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree as follows:
     1. Grant of Options. Subject to the terms and conditions set forth herein and in the Company’s 1999 Equity Incentive Plan, as amended from time to time, a copy of which is attached hereto as Exhibit A (the “Plan”), on the Effective Date the Company does hereby grant to the Participant, during the period commencing on the Effective Date and ending on the 10th anniversary of the Effective Date (the “Expiration Date”), the right and option (the right to purchase any one share under this Agreement being an “Option”) to purchase from the Company the Shares of Common Stock indicated above. The Option to purchase such Common Stock shall have an exercise price per share equal to the Exercise Price indicated above.
     2. Limitations on Exercise of Options.
          (a) Subject to the terms and conditions set forth herein and in the Plan, the Options shall vest and become exercisable, on a cumulative basis, with respect to 25% of the shares of Common Stock on the first anniversary of the Effective Date and on each succeeding anniversary thereafter so long as the Participant is employed by the Company; provided, however, that upon the occurrence of a Change in Control (as defined below), all of the then unvested Options shall automatically vest and be fully exercisable and shall remain so exercisable in accordance with the terms of this Agreement. The Committee or the Board may accelerate the vesting and exercisability of any or all of the then unvested Options at any time.
          (b) For the purposes of this Agreement, the term “Change in Control” means the first to occur on or after the Effective Date of any of the following:
(i) the acquisition by any person or persons acting as a group (“Person”) of capital stock of the Company which, when added to any capital stock of the

Company already owned by the Person, constitutes more than fifty percent (50%) of either (i) the total fair market value of the outstanding capital stock of the Company, or (ii) the total voting power of the outstanding capital stock of the Company; provided, however, that a Change in Control will not be deemed to have occurred when any Person who owns more than fifty percent (50%) of the total fair market value or the total voting power of the outstanding capital stock of the Company as of the date of this Agreement acquires any additional capital stock of the Company; and provided further, that an increase in the percentage of the outstanding capital stock of the Company owned by a Person as a result of a transaction in which the Company acquires its capital stock in exchange for property will be treated as an acquisition of such capital stock by such Person; or
(ii) the acquisition by a Person, in a single transaction or a series of transactions within a twelve (12) month period, of capital stock of the Company representing not less than thirty-five percent (35%) of the total voting power of the outstanding capital stock of the Company; or
(iii) the acquisition by a Person, in a single transaction or a series of transactions within a twelve (12) month period, of consolidated assets of the Company which have a total gross fair market value of not less than forty percent (40%) of the total gross fair market value of all of the consolidated assets of the Company immediately prior to such acquisition(s), in each case without regard to any liabilities associated with such assets; provided, however, that a Change in Control will not be deemed to have occurred when such assets are acquired by:
     (1) an entity of which the Company owns, directly or indirectly, fifty percent (50%) or more of the total fair market value or the total voting power of the outstanding capital stock;
     (2) a Person which owns, directly or indirectly, fifty percent (50%) or more of the total fair market value or the total voting power of the outstanding capital stock of the Company;
     (3) an entity of which a Person described in clause (ii) owns, directly or indirectly, fifty percent (50%) or more of the total fair market value or the total voting power of the outstanding capital stock;
     (4) an entity which is controlled by the stockholders of the Company immediately after the transfer; or
     (5) a stockholder of the Company in exchange for or with respect to capital stock of the Company; or
(iv) a majority of the members of the Board is replaced in any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

In making a determination as to whether a Change in Control has occurred, the foregoing definition shall be construed and applied in a manner which would avoid the imposition of federal income tax on the Participant by operation of Section 409A of the Code, if applicable.
     3. Non-Transferable. Except as specifically authorized by the Committee, the Participant may not transfer the Options except by will or the laws of descent and distribution and the Options shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of his incapacity, his guardian or legal representative. Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.
     4. Loss of Status as an Eligible Person. If prior to the Expiration Date Participant ceases to be an Eligible Person, unless otherwise determined by the Committee, the Options shall expire on the earlier of the Expiration Date or the date that is ninety (90) days after the date upon which Participant ceased to be an Eligible Person. In such event, the Options shall remain exercisable by Participant until expiration only to the extent the Options were exercisable at the time Participant ceased to be an Eligible Person.
     5. Adjustments and Corporate Reorganizations. In accordance with and subject to the applicable terms of the Plan, the Options shall be subject to adjustment or substitution, as determined by the Committee, as to the number, price or kind of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant. No such adjustment shall be made which would result in an increase in the amount of gain or a decrease in the amount of loss inherent in the Options. The Company shall give the Participant written notice of an adjustment hereunder. Notwithstanding anything herein to the contrary, in the event of any of the following:
          (a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;
          (b) All or substantially all of the assets of the Company are acquired by another person; or
          (c) The Company’s reorganization or liquidation;
then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and pay to the Participant, in cash, the value of such Options based upon the price per share of Stock received or to be received by other shareholders of the Company in such event and the per share exercise price of the Options.

     6. Exercise; Payment for and Delivery of Common Stock. The Options shall be exercised by delivering written notice to the Committee stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares of Common Stock are to be registered and each such person’s address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable withholding (as described below). The purchase price shall be payable in cash, in shares of Common Stock, any combination of cash or shares of Common Stock or any other method authorized by the Plan and consented to by the Committee. In the event that all or part of the purchase price is paid in shares of Common Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of the Options. Payment in currency or by certified or cashier’s check shall be considered payment in cash.
     7. Restrictive Covenants; Repurchase Rights.
          (a) By accepting the Options, the Participant represents and agrees for himself and his transferees (whether by will or the laws of descent and distribution) that:
               (i) For the period commencing on the date of this Agreement and ending on the first one year anniversary of the termination of the Participant’s employment (such period is hereinafter referred to as the “Restricted Period”), with respect to any geographic territories in which the Participant engaged in business or had supervisory and/or management responsibility during the Participant’s employment with the Company, the Participant shall not participate or engage, directly or indirectly, for himself or herself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise (other than a limited partner or stockholder of less than one percent of the issued and outstanding limited partnership interests or stock of a publicly held partnership or corporation whose gross assets exceed $1,000,000), in the distribution, solicitation, promotion, manufacture, design, development, or sale of any medical products or services competitive with products manufactured, marketed, or sold by the Company or any of its subsidiaries or any medical products or services intended to be manufactured, marketed, or sold by the Company of the same general type or function.
               (ii) Except with the Company’s prior written approval or as may otherwise be required by law or legal process, the Participant agrees not to disclose or use any material or information which is confidential to the Company or its subsidiaries and not in the public domain or generally known in the industry, whether tangible or intangible, made available, disclosed or otherwise known to the Participant as a result of his employment with the Company for so long as such information remains confidential and not in the public domain.
               (iii) During the Restrictive Period, the Participant shall not attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company or its subsidiaries to give up, or to not commence, employment or a business relationship with the Company.

The parties intend the restrictions in this Paragraph 7(a) to be completely severable and independent, and any invalidity or unenforceability of any one or more of such restrictions shall not render invalid or unenforceable any one or more restrictions.
          (b) In addition to all other legal and equitable remedies available to it, the Company shall have the right, and not the obligation, to purchase and acquire from the Participant any or all of the shares of Common Stock previously acquired by the Participant upon exercise of the Option (the “Repurchased Shares”) if the Committee elects to take such action, in its absolute discretion, on the basis of the Committee’s determination that the Participant has violated any of the covenants set forth in this Agreement or if the Participant’s employment is terminated or could have been terminated for Cause. The Company may exercise the right granted to it under this Section 7(b) by delivering written notice to the Participant stating that the Company is exercising the repurchase right granted to it under this Section 7(b). The delivery of such notice by the Company to the Participant shall constitute a binding commitment of the Company to purchase and acquire all of the Repurchased Shares. The total purchase price for the Repurchased Shares shall be delivered to the Participant against delivery by the Participant of certificates evidencing the Repurchased Shares no later than 30 days after the delivery of the election notice by the Company. The price per share of the Repurchased Shares shall be the lesser of the Fair Market Value of each of the Repurchased Shares on the date of the Company’s delivery of its written notice to the Participant or the exercise price of the Option.
          (c) In addition to all other legal and equitable remedies available to it, the Company shall have the right, and not the obligation, to cancel any or all of the Participant’s Options if the Committee elects to take such action, in its absolute discretion, on the basis of the Committee’s determination that the Participant has violated the covenants set forth in this Agreement. The Company may exercise the right granted to it under this Section 7(c) by delivering a written notice to the Participant stating that the Company is exercising the cancellation right granted to it under this Section 7(c).
          (d) Anything in this Section 7 to the contrary, the Company shall not be obligated to purchase any Common Stock at any time to the extent that the purchase would result in a violation of any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any Federal, state, local or foreign court or governmental authority applicable to the Company or any of its property.
     8. Rights as Stockholder.
          (a) The Participant or a transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until he shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause the Participant promptly to become the holder of record of such shares), and, except as provided in Section 5 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder of record thereof.
          (b) The Participant acknowledges and agrees that any Common Stock acquired in respect of the Options granted under Section 2 shall be “Shares” as such term is used in the Stockholders Agreement, dated as of December 7, 1999, among the Company and certain “Investors” listed in Schedule I thereto, and, as such, will be subject to certain restrictions, including restrictions on resale and such other transfers. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the Stockholders Agreement, the Stockholders Agreement shall govern and control.
     9. Company; Participant.
          (a) The term “Company” as used in this Agreement with reference to employment or as otherwise indicated by the context shall include the Company and its Related Entities.
          (b) Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, the legal representatives, the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution or any other transferee to whom the Options may be transferred with the consent of the Committee, the word “Participant” shall be deemed to include such person or persons.
     10. Taxes. Grantee understands that Grantee may recognize income for federal and, if applicable, state income tax purposes upon exercise of Options. Grantee shall be liable for any and all taxes, including withholding taxes, arising out of the grant of the Options or their exercise hereunder. By accepting the Options, Grantee covenants to report such income in accordance with applicable federal and state laws. To the extent that the exercise of Options results in income to Grantee and withholding obligations of the Company, including federal or state withholding obligations, Grantee agrees that the obligation shall be satisfied in the manner Grantee has chosen by checking one of the following boxes:
☐	At least one working day prior to the exercise date Grantee may deliver to the Company an amount of cash determined by the Company to be adequate to satisfy the Company’s withholding obligation. If Grantee does not deliver such amount of cash, the Company shall withhold an amount of the Grantee’s current or future remuneration in an amount that satisfies the Company’s withholding obligation. Notwithstanding the foregoing, the Company may in its sole discretion withhold from the Shares to be issued the specific number of Shares having a fair market value on the vesting date equal to the amount required to satisfy the Company’s withholding obligation.

☐	The Company shall retain and instruct a registered broker(s) to sell such number of Shares issued upon exercise of Options necessary to satisfy the Company’s withholding obligations, after deduction of the broker’s commission, and the broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligations. Grantee covenants to execute any such documents as are requested by the broker of the Company in order to effectuate the sale of the Shares and payment of the tax obligations to the Company. The Grantee represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Shares. The Grantee and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Shares pursuant to this Section, consistent with the affirmative defense to liability under Section 10(b) of the Exchange Act under Rule 10b5-1(c) promulgated under the Exchange Act.*
     11. Requirements of Law.
          (a) By accepting the Options, the Participant represents and agrees for himself and his transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act is in effect as to the shares purchased upon any exercise of the Options, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.
          (b) No certificate or certificates for shares of Common Stock may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Company or the Participant of any (i) provision of any Federal, state or other securities law, (ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company. Any reasonable determination in this connection by the Board, upon notice given to the Participant, shall be final, binding and conclusive.
          (c) The certificates representing shares of Common Stock acquired pursuant to the exercise of Options shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act or any state securities laws.
     12. Notices. Any notice to be given to either party shall be in writing and shall be given by hand delivery to such party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its Secretary at its principal office, and to the Participant at the address given beneath his signature hereto, or at such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
     13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.
     14. The Plan. The terms and provisions of the Plan are incorporated herein by

*	By selecting the second option, Grantee understands that the sale of Shares to satisfy the Company’s withholding obligations will be considered a sale for purposes of short-swing liability under Section 16(b) of the Exchange Act. Any profit realized in a purchase of shares of the Company’s stock within six months of the sale may be recovered by the Company or by a stockholder of the Company on behalf of the Company.

reference and made a part hereof as though fully set forth herein. In the event of any conflict or inconsistency between discretionary terms and provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control. All capitalized terms not otherwise expressly defined in this Agreement shall have the meaning ascribed to them in the Plan.
     15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of law thereof.
     16. Entire Agreement. This Agreement, together with the Plan, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement, and this integration clause, is not intended to, and does not, limit or alter in any manner, the parties’ obligations under any previous agreement concerning obligations to maintain confidentiality or with respect to restrictive covenants, including, but not limited to, any Nondisclosure Agreement, Confidentiality and Inventions Agreement, Employment Agreement, Distributor Agreement, Sales Representative Agreement, or any similar agreement between the parties, all of which obligations shall remain in full force and effect.

This Agreement and the Options evidenced by this Agreement will not be effective until an original signed Agreement is received by the Wright Medical Group, Inc. Legal Department. Please print and sign this Agreement immediately, then send the signed Agreement to the Wright Medical Group, Inc. Legal Department as soon as possible.
     IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above. This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

WRIGHT MEDICAL GROUP, INC.
By:
Jason P. Hood
Vice President, General Counsel, and Secretary

ACCEPTED:
PARTICIPANT: